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Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Solid First Quarter Revenue Growth
Results Include Initial Costs Related to Business Realignment at FedEx Express

        MEMPHIS, Tenn., September 17, 2003... FedEx Corporation (NYSE: FDX) today reported earnings of $0.42 per diluted share for the quarter ended August 31, including $0.27 per diluted share of costs associated with the previously announced realignment of the FedEx Express business through early retirement and severance programs and a one-time benefit of $0.08 per diluted share resulting from a court ruling in favor of the company over the tax treatment of jet engine maintenance costs. Excluding these costs and one-time benefit, earnings for the first quarter were $0.61 per diluted share. In last year's first quarter, earnings were $0.52 per diluted share.

        FedEx Corp. reported the following consolidated results for the first quarter:

	Q1 Fiscal 2004
	As Reported (GAAP)	YOY %	Before Realignment Costs & One-Time Benefit	YOY %	Q1 Fiscal 2003 As Reported (GAAP)
Revenue	$5.69 billion	4	$5.69 billion	4	$5.45 billion
Operating Income	$200 million	(29)	$332 million	17	$283 million
Net Income	$128 million	(19)	$184 million	16	$158 million
Diluted EPS	$0.42	(19)	$0.61	17	$0.52

        "FedEx had a strong quarter, led by improvement in our International Express, Ground and Freight yields, year-over-year growth in U.S. domestic Express package volume and outstanding cost management across the company," said Alan B. Graf, Jr., executive vice president and chief financial officer.

        In August, FedEx received a favorable ruling from the U.S. District Court in Memphis in a lawsuit filed by the company over the tax treatment of jet engine maintenance costs. The court held that these costs were ordinary and necessary business expenses and properly deductible by FedEx. As a result of this decision, net interest and the company's tax provision were reduced, with the company realizing a one-time benefit of $0.08 per diluted share. The tax rate for the first quarter was 34.5%. The company expects its effective tax rate for the second through fourth quarters to be 38.0% and 37.5% for the full year.

        FedEx also recently won its appeal of an earlier decision handed down by the U.S. District Court in San Diego. As a result, the company will not be liable for refunds of transportation charges for shipments delayed due to the strike by the International Brotherhood of Teamsters against UPS in 1997.

        The company acquired 1.73 million FedEx shares under its share repurchase programs during the quarter. A total of 6.65 million shares remain under existing share repurchase authorizations.

Outlook

        Earnings are expected to be $0.80 to $0.90 per diluted share in the second quarter, excluding the previously announced FedEx Express business realignment costs and anticipated savings, compared to $0.81 per diluted share a year ago. Fiscal 2004 earnings are still expected to be $3.00 to $3.15 per diluted share, excluding business realignment costs and savings and the one-time tax benefit. The company continues to estimate that, depending on employee acceptance rates, the pretax costs for these business realignment programs will be in a range of $230 million to $290 million in fiscal 2004, with most of the costs to be incurred in the first half of the fiscal year. The estimated savings from these programs is still expected to be $100 million to $130 million in fiscal 2004, primarily in the second half of the fiscal year, with a resulting estimated net cost of $130 million to $160 million for the year. In fiscal 2005 and beyond, the estimated annual savings from these programs remains $150 million to $190 million. Based on employee acceptance levels to date, the company believes the costs and savings will be near the high end of the ranges.

        Capital expenditures for the year are expected to be $1.6 billion, a reduction of $100 million from the initial forecast.

New Segment Reporting

        In order to take advantage of further growth opportunities and synergies, the company has changed the reporting relationships of the CEOs of its specialty operating companies (FedEx Custom Critical, FedEx Trade Networks, FedEx Supply Chain Services and Caribbean Transportation Services). This allows the company to put more resources behind the services and networks it has developed and provides more focus, synergy and growth opportunities for all the operating companies.

        As a result, the company's reportable segments now include the following businesses:

Segment	Business Units
FedEx Express Segment	FedEx Express, FedEx Trade Networks
FedEx Ground Segment	FedEx Ground, FedEx Supply Chain Services
FedEx Freight Segment	FedEx Freight, FedEx Custom Critical, Caribbean Transportation Services

        Prior year amounts have been reclassified to conform to the new segment presentation.

FedEx Express Segment

        For the first quarter, the FedEx Express segment reported:

	Q1 Fiscal 2004
	As Reported (GAAP)	YOY %	Before Realignment Costs	YOY %	Q1 Fiscal 2003 As Reported (GAAP)
Revenue	$4.14 billion	4	$4.14 billion	4	$3.96 billion
Operating Income	$23 million	(82)	$155 million	21	$128 million
Operating Margin	0.6%		3.7%		3.2%

        FedEx Express operating income improved 21% before business realignment costs, benefiting from revenue growth and ongoing cost control efforts, partially offset by higher pension and healthcare costs. Last year's first quarter results included a gain realized from the insurance settlement on a 727-200 aircraft destroyed in an accident in July 2002 that resulted in a net $8 million favorable impact on operating income during the quarter.

        FedEx International Priority® (IP) revenue grew 12% for the quarter, as IP revenue per package grew more than 8%, primarily due to exchange rate differences, an increase in weight per package and increased fuel surcharges. IP average daily package volume grew 3% year-over-year, led by 9% growth in Asian export volume. U.S. domestic express average daily package volume returned to growth, increasing 2% during the quarter. U.S. domestic express package yield for the quarter was flat, as a slight decline in average rate per pound was offset by increased fuel surcharge revenue.

FedEx Ground Segment

        For the first quarter, the FedEx Ground segment reported:

  •
  Revenue of $914 million, up 5% from last year's $869 million

  •
  Operating income of $116 million, up 15% from $101 million a year ago

  •
  Operating margin was 12.7%, up from 11.7% the previous year

        The FedEx Ground segment operating margin improved due to higher package yield and strict cost management. Average daily package volume grew 1% in the first quarter. The Ground package growth rate was relatively low due to the difficult year-over-year comparison, as volume in the first quarter of fiscal 2003 included an estimated 140,000 to 150,000 daily packages as a result of the threat of a UPS work stoppage. The company estimates FedEx Ground has retained slightly over 50% of that volume through the first quarter. FedEx Ground volume was also affected by weaker than expected inventory replenishment in the retail sector during the quarter. Yield per package increased 5%, attributable to the January rate increase and an increase in extra service and fuel surcharge revenue.

        During the quarter, FedEx Ground announced plans for three new distribution hubs, which are expected to open by 2006. The three hubs will feature the latest automated package sortation technology and will be the first of 10 such facilities built over the next six years as part of the company's $1.8 billion network expansion plan.

FedEx Freight Segment

        For the first quarter, the FedEx Freight segment reported:

  •
  Revenue of $637 million, up 4% from last year's $615 million

  •
  Operating income of $61 million, up 13% from $54 million a year ago

  •
  Operating margin was 9.6%, up from 8.8% the previous year

        The FedEx Freight segment operating margin increased due to revenue growth and cost management, along with the positive impact of $4 million in lower rebranding expenses during the first quarter as compared to last year. FedEx Freight's less-than-truckload (LTL) yield improved 9% over the previous year due to the impact of growth in its interregional freight service, a general rate increase, favorable contract renewals and higher fuel surcharge revenues. LTL shipments decreased 3% compared to last year's first quarter, as demand was affected by weaker than expected inventory replenishment in the retail sector during the quarter.

        On September 15, FedEx Freight enhanced its superior regional and interregional LTL service with delivery supported by a money-back guarantee at no additional charge. Increasingly, customers are looking for a single-source provider to meet their shipping needs and the FedEx Freight money-back guarantee is another example of how FedEx delivers an unparalleled portfolio of services to meet the diverse and changing needs of the global marketplace.

Corporate Overview

        With annual revenues of $23 billion, FedEx Corp. is the premier global provider of transportation, e-commerce and supply chain management services. The company offers integrated business solutions through a network of subsidiaries operating independently, including: FedEx Express, the world's largest express transportation company; FedEx Ground, North America's second largest provider of small-package ground delivery service; FedEx Freight, the largest U.S. provider of regional less-than-truckload freight services; FedEx Custom Critical, North America's largest provider of expedited time-critical shipments; and FedEx Trade Networks, North America's largest customs broker and a provider of international freight forwarding and trade facilitation services. FedEx ranked highest in the J.D. Power and Associates 2002 Small Package Delivery Service Business Customer Satisfaction StudySM in the categories of air, ground and international delivery services.

        Additional information and operating data are contained in the company's annual report, Form 10-K, Form 10-Qs and first quarter FY2004 Statistical Book. These materials, as well as a

Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 17, are available on the company's Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.

        Certain statements in this press release may be considered forward-looking statements, such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, any impacts on the company's business resulting from the timing, speed and magnitude of the U.S. domestic economic recovery, the extent to which eligible employees participate in the company's early retirement and severance programs, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, the impact of rising fuel prices, our ability to match capacity to shifting volume levels, the timing and amount of any money that FedEx is entitled to receive under the Air Transportation Safety and System Stabilization Act and other factors which can be found in FedEx Corp.'s and its subsidiaries' press releases and filings with the SEC.

Media Contact: Shirlee Clark 901-818-7463
Investor Contact: Jim Clippard 901-818-7468
Home Page: fedex.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES

        The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the impact of two items (net business realignment costs and the benefit from a tax court decision) from our first quarter results and from our earnings guidance will allow more accurate comparisons to prior periods of our year-to-date and expected operating performance in fiscal 2004 and beyond. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

First Quarter Fiscal 2004
(Dollars in millions, except earnings per share)

	FedEx Corp.				FedEx Express Segment
	Operating				Operating
			Net Income	Diluted Earnings Per Share
	Income	Margin			Income	Margin
Non-GAAP Measure	$332	5.8%	$184	$0.61	$155	3.7%
Net Business Realignment Costs	(132)	(2.3)%	(82)	(0.27)	(132)	(3.1)%
Benefit From Tax Court Decision	—	—	26	0.08	—	—

GAAP Measure	$200	3.5%	$128	$0.42	$23	0.6%

Fiscal 2004 Second Quarter and Full-Year Earnings Guidance

	Q2 Diluted EPS Guidance	FY 2004 Diluted EPS Guidance
Non-GAAP Measure	$0.80 to $0.90	$3.00 to $3.15
Net Business Realignment Costs	(0.27 to 0.15)	(0.33 to 0.27)
Benefit From Tax Court Decision	—	0.08

GAAP Measure	$0.53 to $0.75	$2.75 to $2.96

FEDEX CORP. FINANCIAL HIGHLIGHTS
(Unaudited)

First Quarter Fiscal 2004
(In millions, except earnings per share)

	Three Months Ended August 31
	2003	2002	%
Revenue:
FedEx Express segment	$4,137	$3,962	4%
FedEx Ground segment	914	869	5%
FedEx Freight segment	637	615	4%
Eliminations & other	(1)	(1)	—

Total Revenue	5,687	5,445	4%
Operating Expenses:
Salaries and employee benefits	2,570	2,426	6%
Purchased transportation	555	518	7%
Rentals and landing fees	429	444	(3)%
Depreciation and amortization	334	339	(1)%
Fuel	322	294	10%
Maintenance and repairs	364	371	(2)%
Business realignment costs	132	—	NM
Other	781	770	1%

Total Operating Expenses	5,487	5,162	6%
Operating Income:
FedEx Express segment	23	128	(82)%
FedEx Ground segment	116	101	15%
FedEx Freight segment	61	54	13%
Eliminations & other	—	—	—

Total Operating Income	200	283	(29)%
Other Income (Expense):
Interest, net	(5)	(31)	(84)%
Other, net	1	3	NM

Total Other Income (Expense)	(4)	(28)	(86)%

Pretax Income	196	255	(23)%
Provision for Income Taxes	68	97	(30)%

Net Income	$128	$158	(19)%

Diluted Earnings Per Share	$0.42	$0.52	(19)%
Weighted Average Common and Common Equivalent Shares	303	302	0%
Capital Expenditures	$300	$536	(44)%

FEDEX CORP. OPERATING HIGHLIGHTS
(Unaudited)

First Quarter Fiscal 2004
(In thousands, except yield, weight and operating weekdays)

	Three Months Ended August 31
	2003	2002	%
FEDEX EXPRESS
Operating Weekdays	64	64	—
AVG. DAILY VOLUME / POUNDS
Average Daily Package Volume:
U.S. Overnight Box	1,169	1,153	1%
U.S. Overnight Envelope	682	680	0%
U.S. Deferred	871	846	3%

Total U.S. Domestic Package	2,722	2,679	2%
International Priority	370	358	3%

Total Average Daily Packages	3,092	3,037	2%

Average Daily Freight Pounds:
U.S.	7,898	8,965	(12)%
International	2,276	2,019	13%

Total Avg. Daily Freight Pounds	10,174	10,984	(7)%

YIELD
Revenue Per Package:
U.S. Overnight Box	$18.02	$18.08	(0)%
U.S. Overnight Envelope	9.90	9.81	1%
U.S. Deferred	10.87	10.93	(1)%

Total U.S. Domestic Package	13.70	13.72	(0)%
International Priority	48.80	44.98	8%

Composite Package Yield	$17.90	$17.40	3%

Revenue Per Freight Pound:
U.S.	$0.72	$0.66	9%
International	0.72	0.71	1%

Composite Freight Yield	$0.72	$0.67	7%

FEDEX GROUND
Operating Weekdays	64	64	—
Average Daily Package Volume	2,116	2,099	1%
Yield	$6.44	$6.15	5%
FEDEX FREIGHT
LTL Operating Weekdays	64	64	—
LTL Shipments Per Day	56	58	(3)%
Weight Per LTL Shipment (lbs)	1,118	1,120	(0)%
LTL Revenue/CWT	$13.97	$12.80	9%
FEDEX CORP.
Average Full-Time Equivalents (FTEs)	190	191	(1)%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEET

First Quarter Fiscal 2004
(In millions)

	August 31, 2003	May 31, 2003
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$706	$538
Other current assets	3,387	3,403

Total Current Assets	4,093	3,941
Net Property and Equipment	8,685	8,700
Other Long-Term Assets	2,687	2,744

	$15,465	$15,385

LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
Current portion of long-term debt	$280	$308
Other current liabilities	2,961	3,027

Total Current Liabilities	3,241	3,335
Long-Term Debt, Less Current Portion	1,815	1,709
Other Long-Term Liabilities	3,082	3,053
Total Common Stockholders' Investment	7,327	7,288

	$15,465	$15,385

FEDEX CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

First Quarter Fiscal 2004
(In millions)

	Three Months Ended August 31
	2003	2002
Operating Activities:
Net income	$128	$158
Noncash charges (credits):
Depreciation and amortization	334	339
Other, net	43	23
Changes in operating assets and liabilities, net	68	(39)

Net cash provided by operating activities	573	481

Investing Activities:
Capital expenditures	(300)	(536)
Proceeds from asset dispositions	9	5

Net cash used in investing activities	(291)	(531)

	282	(50)
Financing Activities:
Dividends paid	(15)	(15)
Other, net	(99)	(33)

Net cash used in financing activities	(114)	(48)

Net increase (decrease) in cash and cash equivalents	168	(98)
Cash and cash equivalents at beginning of period	538	331

Cash and cash equivalents at end of period	$706	$233

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS
(Unaudited)

First Quarter Fiscal 2004
(In millions, except FTEs)

	Three Months Ended August 31
	2003	2002	%
Revenue	$4,137	$3,962	4%
Operating Expenses:
Salaries and employee benefits	1,834	1,719	7%
Purchased transportation	158	144	10%
Rentals and landing fees	370	382	(3)%
Depreciation and amortization	204	204	—
Fuel	293	271	8%
Maintenance and repairs	285	294	(3)%
Business realignment costs	132	—	NM
Intercompany charges	342	335	2%
Other	496	485	2%

Total Operating Expenses	4,114	3,834	7%

Operating Income	23	128	(82)%
Operating Margin	0.6%	3.2%
Average Full-Time Equivalents (000s)	123	124	(1)%

FEDEX GROUND SEGMENT FINANCIAL HIGHLIGHTS
(Unaudited)

First Quarter Fiscal 2004
(In millions)

	Three Months Ended August 31
	2003	2002	%
Revenue	$914	$869	5%
Operating Expenses:
Salaries and employee benefits	177	176	1%
Purchased transportation	342	318	8%
Rentals	20	23	(13)%
Depreciation and amortization	37	37	—
Fuel	2	1	NM
Maintenance and repairs	23	22	5%
Intercompany charges	102	94	9%
Other	95	97	(2)%

Total Operating Expenses	798	768	4%

Operating Income	$116	$101	15%

Operating Margin	12.7%	11.7%

FEDEX FREIGHT SEGMENT FINANCIAL HIGHLIGHTS
(Unaudited)

First Quarter Fiscal 2004
(In millions)

	Three Months Ended August 31
	2003	2002	%
Revenue	$637	$615	4%
Operating Expenses:
Salaries and employee benefits	340	328	4%
Purchased transportation	56	57	(2)%
Rentals and landing fees	24	26	(8)%
Depreciation and amortization	21	23	(9)%
Fuel	27	23	17%
Maintenance and repairs	27	28	(4)%
Intercompany charges	6	5	20%
Other	75	71	6%

Total Operating Expenses	576	561	3%

Operating Income	$61	$54	13%

Operating Margin	9.6%	8.8%

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FedEx Corp. Reports Solid First Quarter Revenue Growth Results Include Initial Costs Related to Business Realignment at FedEx Express